                                                                   EXHIBIT 10.27

                 SURPLUS LINES PROGRAM ADMINISTRATOR AGREEMENT

                                 by and between

                    COMMERCIAL UNDERWRITERS INSURANCE COMPANY

                                 (the "Company")

                                       and

                            CHUBB CUSTOM MARKET INC.

                          (the "Program Administrator")

                                TABLE OF CONTENTS

Section                                                                   Page
-------                                                                   ----
1.    Appointment                                                           2
2.    Authority                                                             2
3.    Definitions                                                           2
4.    Representations and Warranties                                        2
5.    The Program Administrator's Services                                  3
6.    Limitation of Program Administrator's Powers                          4
7.    Company's Duties                                                      5
8.    No Claims Authority                                                   6
9.    Premiums                                                              6
10.   Program Administrator's Expense                                       7
11.   Fees and Commissions                                                  8
12.   Maintenance of Files                                                  8
13.   Access to Files and Audits                                            8
14.   Term and Termination                                                  9
15.   Confidentiality                                                       9
16.   Indemnification                                                      10
17.   Governing Law                                                        10
18.   Independent Contractor                                               10
19.   Notices                                                              11
20.   Territory                                                            11
21.   Currency                                                             11
22.   Errors and Omissions; Fidelity Bond; Other Insurance                 12
23.   Advertising and Representation                                       12
24.   Licensing                                                            12
25.   Employee Non-solicitation                                            13
26.   Supplies                                                             13
27.   Company's Right to Cancel or Non-Renew                               13
28.   Regulatory Notices                                                   13
29.   Arbitration                                                          13
30.   General Provisions                                                   15

EXHIBIT A.  Underwriting Guidelines                                        17

                  SURPLUS LINES PROGRAM ADMINISTRATOR AGREEMENT

This Program Administrator Agreement ("Agreement") is effective June 11, 2002 between Commercial Underwriters Insurance Company a California corporation with offices at 650 Elm Street, 6th floor, Manchester, New Hampshire 03101-2524 (the "Company"), and Chubb Custom Market, Inc. a New Jersey corporation with offices at 15 Mountain View Road, Warren, New Jersey 07059 (the "Program Administrator").

In consideration of the mutual promises and covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and subject to all terms and conditions hereof, the Company and the Program Administrator agree as follows:

SECTION 1 - APPOINTMENT

The Company appoints the Program Administrator to act as a program administrator to perform Services on the Company's behalf with respect to the Business. The Program Administrator accepts such appointment, and agrees to perform the Services on the Company's behalf with respect to the Business, to comply with the requisite underwriting guidelines contained in the Underwriting Guidelines, and strive to achieve an underwriting profit with regards to same.

SECTION 2 - AUTHORITY

The Company hereby grants to the Program Administrator the authority to perform on the Company's behalf any and all of the Services set forth in Section 5, as well as any and all necessary or appropriate services related thereto (the "Authority"). This Authority is governed by the Agreement, including the Underwriting Guidelines, state laws and regulations, and instructions given by the Company from time to time.

SECTION 3 - DEFINITIONS

The term "Business", wherever used in this Agreement, shall mean the lines of insurance delineated in Exhibit A to this Agreement, together with any amendments or supplements thereto as prepared and provided in writing by the Company to the Program Administrator in accordance with the provisions of
Section 30 (d) hereof.

The term "Policy" or "Policies", wherever used in this Agreement, shall mean insurance contracts and declaration pages, including any addenda or endorsements attached thereto, issued by the Company under this Agreement.

The term "Underwriting Guidelines" wherever used in this Agreement, shall mean the underwriting guidelines as delineated in Exhibit A to this Agreement, together with any amendments or supplements thereto provided in writing by the Company to the Program Administrator in accordance with the provisions of
Section 30 (d) hereof.

SECTION 4 - REPRESENTATIONS AND WARRANTIES

      (a) The Program Administrator represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties or assets that it purports to own or use, and to perform all of its obligations under this Agreement.

      (b) The Program Administrator represents and warrants that it has taken all corporate action necessary, in order to execute, deliver and perform fully its obligation under this Agreement and to consummate the transactions contemplated herein.

SECTION 5 - THE PROGRAM ADMINISTRATOR'S SERVICES

The Program Administrator will perform and shall have the authority to perform the following services ("Services") with respect to Business placed with the Company under this Agreement:

      (a) Solicit and receive applications for insurance, evaluate, negotiate, rate, underwrite and bind insurance on behalf of, and in the name of the Company, issue quotes, cover notes and binders consistent the Underwriting Guidelines, subject to the applicable surplus lines insurance laws and regulations, and instructions given by the Company from time to time;

      (b) Develop and maintain proper files on Business placed under this Agreement, which will be the joint property of the Company and the Program Administrator, except as to the ownership of expirations as set forth in Section 14 (e) hereof;

      (c) Provide proper and timely cancellation or non-renewal and increase in premium or reduction in coverage notice to policyholders, certificate holders and regulatory bodies as required by the Policy, any applicable statute or regulation, any applicable regulatory order, or the Company;

      (d) Collect and account for premiums and endorse checks payable to the Company, if such checks are received by the Program Administrator in the regular course of its duties, to collect premium monies on the Company's behalf;

      (e) To remit premiums received, net of the compensation due to the Program Administrator in accordance with the provisions of Section 9 hereof, and to return unearned premiums when appropriate;

      (f)   To cancel Policies for non-payment of premium;

      (g) Secure and maintain any and all licenses for the Program Administrator as may be required by applicable law;

      (h) Insure that all surplus lines taxes, fees, assessments, and charges on premiums are paid in full and on a timely basis;

      (i) Cooperate fully with the Company to facilitate the investigation and adjustment of any claims when requested by the Company;

      (j) Meet all service level objectives contained in the Underwriting Guidelines;

      (k) Issue Policies, endorsements on those Policies, certificates of insurance under those Policies, or any addendum under those Policies, where Company is a quota share participant on any risk underwritten pursuant to the authority granted by this Agreement. Company will provide appropriate electronic or other documentation containing the following Signatory Authority: Mr. Robert M. Solitro, of Manchester, New Hampshire, being President and CEO of the Company, with Administrative Offices at 650 Elm Street, 6th Floor, Manchester, New Hampshire, 03101-2524;

      (l) Request that the Company issue, for all Policies where Company is not a quota share participant on a risk, such Policies, endorsements on those Policies, certificates of insurance under those Policies or any addendum under those Policies. Company will issue the aforementioned Policy documents in accordance with the service standards specified in Section 7 (b) hereof;

      (m) Cooperate fully with the Company in performing all aspects of this Agreement, and faithfully promote and safeguard the Company's best interests at all times; and

      (n) Maintain adequate facilities, equipment, and staff with the skill, knowledge and ability to support and carry out the Program Administrator's obligations under this Agreement.

SECTION 6 - LIMITATION OF PROGRAM ADMINISTRATOR'S POWERS

In addition to any other limitations contained in this Agreement, any exhibit hereto or any Underwriting Guidelines or written instruction which may be issued from time to time by the Company to the Program Administrator, the Program Administrator will have no power to do, nor will it represent itself as having power to do, nor will it do, any of the following:

      (a) Directly or indirectly solicit, sell, offer, bind, issue or deliver any insurance at any reduction or deviation from the rates, terms or conditions specified in writing therefore by the Company, or deviate, in any manner, from the written rates and forms promulgated by the Company;

      (b) Purport to effect coverage subsequent to the effective date of the Policy without the prior written approval of the Company, except (i) for new business, during the 15-day period after the coverage effective date, and (ii) for renewal business, during the 30-day period after the coverage effective date, but in each case only if the insured has warranted in writing that there are no known losses;

      (c) Cede to any facultative reinsurer any risk, or portion of a risk which is written on a surplus lines basis and is eligible for placement under this Agreement, until the Company's capacity is exhausted;

      (d) Effect or authorize a flat cancellation more than 30 days after the effective date of the Policy without prior written approval of the Company, except where the premium has not been collected in full;

      (e) Issue any binder or cover note other than in accordance with the Underwriting Guidelines without prior approval of the Company;

      (f) Waive a forfeiture or issue a guaranty, unless specifically authorized to do so by the Company;

      (g) Extend the time for the payment of premiums or other monies due to Company;

      (h)   Waive any premium payment;

      (i)   Withhold any monies or property of or owing to the Company;

      (j)   Offer or pay any rebate of premium to any party;

      (k) Make, alter or discharge any of the terms and conditions of any Policy, contract or receipt of the Company without the prior approval of the Company;

      (l) Reinstate Policies or certificates cancelled by the Company (other than for non-payment of premium) without the prior approval of the Company;

      (m) Negotiate or place any reinsurance on behalf of the Company, irrespective of whether such reinsurance is elective or required by the Underwriting Guidelines;

      (n) Make any agreements rendering or purporting to render the Company liable for the payment or repayment of expense, commissions, administrative fees or service fees, or any other sum without the prior approval of the Company;

      (o) Make, accept or endorse notes or otherwise incur any liability on behalf of the Company, other than the insurance expressly described in Exhibit A hereto, for which the Program Administrator is authorized;

      (p) Transact business in contravention of the rules and regulations of any insurance department or any governmental authority having jurisdiction over any of the matters pertaining to this Agreement;

      (q) Transact business in contravention of any written instructions issued by the Company;

      (r) Engage any attorney to represent the Company for any purpose whatsoever without the Company's prior written approval; and

      (s) Assign or delegate its rights and duties hereunder or appoint any producer without prior approval of the Company, provided, that the Program Administrator may employ other entities to assist it in performance of its duties under this Agreement:

SECTION 7 - COMPANY'S DUTIES

The Company will have the following duties in connection with this Agreement:

      (a) To cooperate fully with the Program Administrator in all aspects of this Agreement, including but not limited to the Program Administrator's performance of the Services with respect to the Business;

      (b) To send to the Program Administrator all Policies and other documents requested within 30 days of the Program Administrator's receipt of the binder or request;

      (c) To maintain adequate facilities and adequate staff (including but not limited to claims, accounting and the like) with the necessary skill, knowledge and ability to support and carry out the Company's obligations under the Business written by the Program Administrator pursuant to this Agreement;

      (d) To maintain files as necessary and appropriate to perform its obligation's hereunder and the Business written by the Program Administrator pursuant to this Agreement;

      (e) To maintain at all times in full force and effect all licenses, certificates of authority and approvals required for it to transact surplus lines insurance and otherwise to perform all of its obligations under this Agreement;

      (f) To pay promptly all commissions due to the Program Administrator under this Agreement; and

      (g) To fulfill in good faith all obligations under the Business written by the Program Administrator on the Company's behalf pursuant to this Agreement.

SECTION 8 - NO CLAIMS AUTHORITY

The Program Administrator has no authority to adjust or settle any claim or suit under the Policies written or bound under this Agreement. The Program Administrator, when notified of a claim or suit, will promptly report to the Company all such claims or suits, and forward copies of all legal process or other claim related communications promptly on receipt.

SECTION 9 - PREMIUMS

      (a) The Program Administrator will prepare and submit to the Company a monthly statement of all premiums written and premium adjustments made (whether additional or return) with respect to all business and transactions effective in that month (the "Account Current") within the 21st day following the end of the month;

      (b) The Program Administrator agrees to pay to the Company all premiums collected by the Program Administrator under this Agreement, net of commissions, not later than the 45th day following the end of the month in which the policy is written. If there is non-payment of premium for a Policy, the Program Administrator will cancel the Policy, such cancellation to be effective not later than 20 days after the Program Administrator becomes aware of the non-payment and will make reasonable attempts to collect any earned premium. The Program Administrator shall be liable for any uncollected premium where a cancellation cannot be accomplished retroactive to inception;

      (c) All premiums received by the Program Administrator pursuant to this Agreement will be held by the Program Administrator in a fiduciary capacity in an interest bearing bank account in a bank reasonably acceptable to the Company. Interest earned there on shall accrue exclusively to the Program Administrator. The Program Administrator will not commingle any premium monies collected pursuant to this Agreement with operating funds or funds held by the Program Administrator in any other capacity;

      (d) The Program Administrator will send to the Company all binders, cover notes and cancellations within 30 days of the date the binder, cover note or cancellation was effective;

      (e) The Program Administrator agrees to provide the Company with the following information:

            1. Monthly Summary Report for New Business which will include the following elements and will be sorted by Line of Business and effective date and listed by account name:

                  -     line of business

                  -     effective date

                  -     Account name

                  -     Policy Limits

                  -     Attachment Point

                  -     Premium

                  -     Broker Commission

                  -     Producer/Broker Name & Location

                  -     Policy Term

                  -     Account Description Number

            2. A monthly Account Current report (Bordereau) of status of collections and on open items reflecting accounting.

      (f) The Program Administrator is not responsible to remit premiums due for premium audits if the Program Administrator makes all reasonable efforts to collect the audit premium due but is unable to do so, and so informs the Company of that fact within 30 days of the date of the premium audit. In such event, the Program Administrator will not receive any commissions for any amounts subsequently collected by the Company; and

      (g) The Program Administrator shall not make any charge or demand any payment from any insured or insured's representative for any Policy placed with the Company under this Agreement, except for: (1) the gross Policy premium specified in the Company's contract of insurance, (2) the applicable state tax(es), and (3) any Policy fee, service charge, or similar charge expressly authorized by the appropriate state insurance supervisory official(s) or the laws or regulations of the applicable state.

SECTION 10 - PROGRAM ADMINISTRATOR'S EXPENSES

The Program Administrator will be responsible for all expenses incurred by it in the performance of its obligations under this Agreement including all expenses of its offices, and including commissions to producing brokers or agents, and other fees and expense of whatever kind.

SECTION 11 - FEES AND COMMISSIONS

      (a) The Program Administrator's remuneration for the Services provided under this Agreement will be commissions as indicated below or as may individually negotiated:

LINE OF BUSINESS                                          COMMISSION
----------------                                          ---------------------------------
All Lines                                                 7.5% plus broker commissions
                                                          paid, the total not to exceed 20%

            The Program Administrator shall deduct and retain commission on "net written premiums" collected hereunder. For the purpose of this Agreement, "net written premiums" means gross premiums written less cancellation and return premiums.

      (b) For premiums collected directly by the Company, the Company shall prepare and submit to the Program Administrator within fifteen (15) days after the end of each month a detailed statement of all premiums collected and premium adjustments made (whether additional or return) with respect to the Business transacted pursuant to this Agreement, and stating the commission thereon at the rate specified in paragraph (a) of this Section. Payment of the stated commission shall accompany the statement.

SECTION 12 - MAINTENANCE OF FILES

The Program Administrator shall maintain files of the Business transacted by it pursuant to this Agreement. Such files will be turned over to the Company promptly on the termination of this Agreement. The Program Administrator may retain copies of such files.

SECTION 13 - ACCESS TO FILES AND AUDITS

      (a) Upon written notice being given to the Program Administrator, the Company shall have access at any reasonable time during the term of this Agreement and subsequent to its termination to all files of the Program Administrator which pertain to this Agreement. At the Company's expense, copies of the whole or part of any such files will be provided, subject to Section 15 of this Agreement. The Company may audit the performance of the Program Administrator under this Agreement and may perform a financial audit of the Program Administrator's records under this Agreement upon thirty (30) days prior written notice to the Program Administrator.

      (b) Upon written notice being given to the Company, the Program Administrator shall have access at any reasonable time during the term of this Agreement and subsequent to its termination to all files of the Company which pertain in any way to this Agreement including the Program Administrator's commission under this Agreement. At the Program Administrator's expense, copies of the whole or part of any such files will be provided, subject to Section 15 of this Agreement.

SECTION 14 - TERM AND TERMINATION

      (a) This Agreement shall remain in force from the effective date set forth in the first paragraph on page 2 hereof until terminated as set forth in this Section 14.

      (b) This Agreement may be terminated at any time by either party giving written notice sent in accordance with Section 19 hereof specifying the effective date of termination, which shall not be less than sixty (60) days thereafter.

      (c) Except where the parties agree that there is a good faith dispute, either party may terminate this Agreement at any time in the event that the other party fails to account for or pay monies due under this Agreement by giving written notice sent in accordance with
            Section 19 hereof specifying the effective date of termination, which shall not be less than ten (10) days thereafter. Such termination will not become effective if the other party accounts for and pays all monies due prior to the effective date of the termination.

      (d) At either party's option, this Agreement shall terminate automatically upon (i) the liquidation or dissolution of all or a substantial portion of either party's business, (ii) the insolvency or bankruptcy of either party, (iii) the commission of an act of bankruptcy by either party, (iv) the making of an assignment for the benefit of creditors by either party, (v) the institution of any proceeding by or against either party (A) seeking to adjudicate it a bankrupt or insolvent, or (B) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, which proceeding is not dismissed within 30 days, or (vi) the institution of any proceeding by or against either party seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property.

      (e) After the effective date of termination of this Agreement, the Program Administrator shall not (i) issue any quotes, cover notes, policies of insurance or certificates of insurance having an inception date subsequent to the effective date of such termination, or (ii) extend, renew or increase the Company's liability on any existing Policy or contract. Notwithstanding the termination of this Agreement, the Company and the Program Administrator shall remain subject to this Agreement as respect the Business bound prior to the effective date of the termination. Expirations on the Business written pursuant to this Agreement prior to its termination will be and remain the property of the Program Administrator, provided the Program Administrator has paid all moneys owed to the Company under this Agreement.

      (f) The provisions of Section 12, 15, 16 and 17 hereof shall survive any termination of this Agreement.

SECTION 15 - CONFIDENTIALITY

Each party acknowledges that it may receive confidential or proprietary information or trade secrets (collectively "Confidential Information") of the other party. Each party agrees (i) to hold such Confidential Information in confidence and to protect such Confidential Information with at least the same degree of care as it normally exercises to protect its own confidential or proprietary information or trade secrets of a similar nature, (ii) to use such Confidential Information solely for the purpose of performing its obligations under this Agreement, (iii) to reproduce such Confidential Information only to the extent necessary for such purpose, (iv) to restrict disclosure of such Confidential Information to its employees, officers, directors, shareholders, consultants and agents with a need to know for the purposes of performing its obligations under this Agreement and to inform such employees, officers, directors, shareholders, consultants and agents of its confidentiality obligations under this Agreement, and (v) not to disclose such Confidential Information to any third party (including, without limitation, in any public statement or announcement) without the prior written approval of the other party. These restrictions on the use or disclosure of Confidential Information shall not apply to any Confidential Information (i) after it has become generally available to the public without breach of this Agreement, (ii) which is disclosed by a party under legal process (with reasonable prior notice to the other party) provided such disclosure is not protected by a confidentiality agreement or order, or (iii) which a party agrees in writing is free of such restrictions.

SECTION 16 - INDEMNIFICATION

      (a) The Program Administrator agrees to indemnify and hold the Company and its officers, directors, and employees harmless from any damage and against any liability for loss, cost, expenses, fines, penalties, including punitive or exemplary damages, and all cost of defense: (i) resulting from any act, error, or omission, whether intentional or unintentional, by the Program Administrator and its officers, directors, employees, and its producers, related to or which arise out of the business covered by this Agreement, or (ii) resulting from any obligation, act, or transaction created or performed by the Program Administrator in violation of, in excess of, or in contravention of the power and authority of the Program Administrator set forth in this Agreement.

      (b) The Company agrees to indemnify and hold the Program Administrator and its officers, directors, employees, and its producers harmless from any damage and against any liability for loss, cost, expenses, fines, penalties, including punitive or exemplary damages, and all cost of defense: (i) resulting from any act, error, or omission, whether intentional or unintentional, by the Company and its officers, directors, and employees, related to or which arise out of the business covered by this Agreement, or (ii) resulting from any obligation, act, or transaction created or performed by the Company in violation of, in excess of, or in contravention of the power and authority of the Company set forth in this Agreement.

SECTION 17 - GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

SECTION 18 - INDEPENDENT CONTRACTOR

The Program Administrator's status will be that of an independent contractor in all relations with the Company. Nothing in this Agreement will be construed as creating the relation of employer and employee between the Program Administrator and the Company, or between the Company and any of the Program Administrator's directors, officers, employees or representatives. The Program Administrator will not represent that it is, or that any of its employees are an employee of the Company. The Program Administrator will be free to exercise independent judgment as to the time, place and manner of developing business to be placed under this Agreement and servicing policyholders.

SECTION 19 - NOTICES

All notices and other communications required or permitted to be given under this Agreement shall be in writing and will be deemed to have been duly given on the date delivered by hand, by overnight courier service, by messenger, or upon delivery by registered or certified mail (return receipt requested) postage prepaid, to either party hereunder at the following addresses, unless a party has specified a different address in writing:

If to the Program Administrator:

Chubb Custom Market, Inc.
15 Mountain View Road,
Warren, New Jersey  07059
Attention: John Angerami

If to the Company:

Commercial Underwriters Insurance Company
650 Elm Street, 6th Floor
Manchester, New Hampshire, 03101-2524
Attention: Robert M. Solitro

With a copy to:

Allied World Assurance Company, Ltd.
The Bermuda Commercial Bank Building
43 Victoria Street
Hamilton HM 12, Bermuda
Attention:  Jenny Barclay

SECTION 20 - TERRITORY
                                       11

The authority of Program Administrator shall apply only to risks located in the United States of America as delineated in Exhibit A to this Agreement. Such territory is not assigned exclusively to the Program Administrator and the Company reserves the right to administer any insurance procured by an insured or as a result of another producer's or administrator's efforts.

SECTION 21 - CURRENCY

Unless otherwise agreed by the parties in writing, all transactions will be reported and paid in U.S. dollars.

SECTION 22 - ERRORS AND OMISSIONS: FIDELITY BOND; OTHER INSURANCE

      (a) The Program Administrator warrants that it now has and will maintain during the term of this Agreement insurance coverage for errors and omission liability in amounts not less than that indicated on Exhibit B to this Agreement, with an insurer (the "E&O Carrier") that is reasonably acceptable to the Company. The Program Administrator shall provide the Company with a certificate of insurance in its name containing the following provision: "The Company will receive 30 days' written notice of any change, cancellation or other termination of this policy."

      (b) The Program Administrator will maintain a fidelity bond covering all operations and employees, servicing the business of this Agreement, in an amount indicated on Exhibit B to this Agreement, with an insurer, and on a form and with a deductible that is reasonably satisfactory to the Company. The Program Administrator will provide the Company with a certificate for the fidelity bond in its name containing the following provision: "The Company will receive 30 days' written notice of any change, cancellation or other termination of this policy."

      (c) The Program Administrator will also maintain General Liability Insurance, Automobile Liability Insurance, and Worker's Compensation Insurance in amounts adequate and customary for the conduct of the Program Administrator's business and as required by law.

SECTION 23 - ADVERTISING AND REPRESENTATION

The Program Administrator and the Company shall not in any advertising, sales literature or press release (i) use the name of the other party, or the other party's parent, or any subsidiary, affiliates or member companies or associated companies of the other party (collectively "Other Party), or (ii) use the Other Parties logos, trademarks, tradenames or service marks, unless prior written consent of the Other Party having ownership of said materials has been obtained. Any such approval will not, in any event, be construed as charging or binding the Other Party to bear any part of the cost or expense thereof. Use of the Other Parties logos, trademarks, tradenames, or service marks in conjunction with materials connected with any program or Policy shall not be construed to mean that the party using such materials has acquired any ownership interest in any of the Other Parties logos, trademarks, tradenames, or service marks.

SECTION 24 - LICENSING

The Program Administrator warrants that it understands the requirements of the surplus lines insurance laws of the several states in its dealings with the Company on a non-admitted basis; is responsible for the proper filing of surplus lines affidavits and payment of surplus lines taxes and compliance with all other insurance laws applicable to surplus lines, including those requiring notice of cancellation, notice of non-renewal, increase in premium or decrease in coverage; and now has and shall maintain during the term of this Agreement the license or licenses necessary to place the surplus lines business described in this Agreement. If the Program Administrator complies with such licensing laws by using the license of a principal, director, officer, or other employee of the Program Administrator, the Program Administrator will be responsible for ensuring that the licensee complies with all requirements of this Agreement and specifically with this Section.

SECTION 25 - EMPLOYEE NON-SOLICITATION

The Program Administrator and the Company covenant and agree that they will not, based upon the transactions contemplated herein, for a period of three years from and after the date this Agreement is executed, solicit for employment, advise or encourage any employee of the other party to terminate employment with the other party, or knowingly interfere or attempt to interfere with the employment relationship between the other party and any of its employees who perform services for it.

SECTION 26 - SUPPLIES

The ownership of all books, supplies, undelivered policies or other property furnished by the Company to the Program Administrator will be vested in the Company, and such items will be delivered to the Company or its authorized representatives promptly upon the termination of this Agreement or at any time upon the request of the Company. The Program Administrator agrees, without expense to the Company, to surrender such items upon termination of this Agreement or upon request. The Program Administrator has no authority to release blank policy or certificate supplies to subproducers.

SECTION 27 - COMPANY'S RIGHT TO CANCEL OR NON-RENEW

In accordance with the laws of any applicable jurisdictions, the Company will have the right, at any time, and from time to time, to cancel or non-renew any Policies or contracts of insurance placed by the Program Administrator under this Agreement. The Company will notify the Program Administrator when the Company cancels or non-renews any such Policies or contracts of insurance. Further, the Company reserves the right to withdraw the Program Administrator's power to place any one or more particular programs, Policies, or particular lines or classes of insurance at any time for any reason. The Company's right to withdraw the Program Administrator's power or to decline particular risks or classes of risk may be exercised by the Company at any time upon written notice to the Program Administrator at the address and in the manner specified in
Section 19.

SECTION 28 - REGULATORY NOTICES

The Program Administrator will forward promptly to the Company all correspondence pertaining to this Agreement received from any government regulatory agency at the address and in the manner specified in Section 19.

SECTION 29 - ARBITRATION

      (a) Resolution of Disputes, Choice of Law & Venue - As a condition precedent to any right arising hereunder, any dispute not resolved by mediation between the Company and the Program Administrator arising out of the provisions of this Agreement or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner hereinafter set forth, and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof. The arbitration shall be held in the State of New Jersey.

      (b) Composition of Panel - Unless the parties agree upon a single arbitrator within fifteen (15) days after the receipt of a notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire chosen in accordance with Paragraph C. hereof.

      (c) Appointment of Arbitrators - The members of the arbitration panel shall be chosen from persons knowledgeable in the insurance business. Unless a single arbitrator is agreed upon, the party requesting arbitration (hereinafter referred to as the "claimant") shall appoint an arbitrator and give written notice thereof by certified mail, to the other party (hereinafter referred to as the "respondent") together with his notice of intention to arbitrate. Within thirty (30) days after receiving such notice, the respondent shall also appoint an arbitrator and notify the claimant thereof by certified mail. Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If, within twenty (20) days after the appointment of the arbitrator chosen by the respondent, the two arbitrators fail to agree upon the appointment of any umpire, each of them shall nominate three individuals to serve as umpire, of whom the other shall decline two and the umpire shall be chosen from the remaining two by drawing lots. The name of the individual first drawn shall be the umpire.

      (d) Failure of Party to Appoint an Arbitrator - If the respondent fails to appoint an arbitrator within thirty (30) days after receiving a notice of intention to arbitrate, the claimant's arbitrator shall appoint an arbitrator on behalf of the respondent, such arbitrator shall then, together with the claimant's arbitrators, choose an umpire as provided in paragraph (c) of this Section.

      (e) Submission of Dispute to Panel - Unless otherwise extended by the arbitration panel or agreed to by the parties, each party shall submit its case to the panel within thirty (30) days after the selection of the umpire.

      (f) Procedure Governing Arbitration - All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the panel shall give due consideration to the customs and usage's of the insurance business.

      (g) Arbitration Award - The arbitration panel shall render its decision within thirty (30) days after termination of the proceeding, which decision shall be in writing, stating the reasons therefore. The decision of the majority of the panel shall be final and binding on the parties to the proceeding.

      (h) Cost of Arbitration - Unless otherwise allocated by the panel, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other parties the expense of the umpire and the arbitration.

SECTION 30 - GENERAL PROVISIONS

      (a) WAIVER. No failure or delay in exercising any right, power and privilege under this Agreement will operate as a waiver thereof. No waiver on the part of any party of any right, power or privilege under this Agreement, nor any single or partial exercise of any such right, power or privilege, will preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. No waiver or modification of this Agreement shall be effective unless it be in writing and signed by an officer of the Company.

      (b) ENTIRE AGREEMENT. This Agreement, including all exhibits hereto which are made a part hereof by reference thereto, constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof. Each party understands that all prior understandings or agreements, whether written or oral, by any party hereto or by any director, officer, employee, Program Administrator or representative of any party hereto, are hereby superseded.

      (c) COUNTERPARTS. This Agreement may be executed in counterparts, each of which is deemed to be an original, and all such counterparts shall together constitute the same agreement.

      (d) AMENDMENTS. This Agreement may be modified or amended only by written agreement signed by authorized representatives of both parties. Any and all changes to the Underwriting Guidelines shall be mutually agreed upon by the parties and shall be by written agreement signed by authorized representatives of both parties.

      (e) SEVERABILITY. If any provision of this Agreement shall be rendered illegal or unenforceable by the laws, regulations or public policy of any jurisdiction, such provision shall be considered void in that jurisdiction, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

      (f) CAPTIONS. All headings in this Agreement are provided for convenience of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

      (g) NO THIRD PARTY RIGHTS. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision of this Agreement.

      (h) INTERPRETATION. This Agreement shall be construed neither against nor in favor of either party, but rather in accordance with the fair meaning of its provisions.

      (i) ASSIGNMENT. Neither party may assign its rights or responsibilities under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

      (j) OFFSET. The Company and the Program Administrator may offset any balance or amount due from one party to the other under this Agreement; however, in the event of insolvency of any party hereto, offset shall only be allowed in accordance with applicable statutes and regulations. If the Company is comprised of more than one entity, all such entities will be considered the Company for purposes of offset.

      (k) SUCCESSORS & ASSIGNS. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties hereto, their successors and permitted assigns.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date indicated below.

COMMERCIAL UNDERWRITERS INSURANCE          CHUBB CUSTOM MARKET INC.
COMPANY

BY: /s/ Marry Woodhull                     BY: /s/ John I. Angerami
    -------------------------------            ---------------------------------
    Signature                                  Signature

Marry T. Woodhull                          John I. Angerami
-----------------------------------        -------------------------------------
(Type or print name)                       (Type or print name)

Title: Vice President & Assitant           Title: President - Chubb Custom
       Seretary                                   Insurance Company
       ----------------------------               ------------------------------

Date: June 14, 2002                        Date: June 11,2002
      -----------------------------              -------------------------------

                                    EXHIBIT A

                             UNDERWRITING GUIDELINES

TERRITORY:

It is agreed and understood that the Territory within which the Program Administrator will operate is limited to those states of the United States of America where the Company has authority for the SURPLUS LINES of business provided that appropriate licenses are secured by the Program Administrator, unless otherwise limited or restricted by the Company's Underwriting Guidelines delineated below.

OVERALL GUIDELINES: the following general guidelines apply to all products and classes of business underwritten by the Program Administrator on behalf of the Company.

      1. In addition to these guidelines, all accounts involving the Company are subject to the Program Administrators own underwriting guidelines. In instances where the Program Administrator's own guidelines indicate a higher minimum premium than those contained herein, the higher minimum premiums apply.

      2. Accounts requiring deviation from any of the established parameters must be referred to the Company.

      3. The Program Administrator is responsible for clearing all risks in the Company's risk reservation system for all accounts involving the Company to ensure that the Company is not over line on any account.

      4. All minimum premiums indicated are specific to the Company portion of the account and are not inclusive of other carrier premiums.

      5. The Program Administrator in its sole discretion shall determine the classification of the type of risk.

PROPERTY

Program Administrator authority specifically excludes railroads rBNS and Casinos

TYPE 1: SURPLUS LINES PROPERTY RISKS

COVERAGE APPROACH: QUOTA-SHARE
         MINIMUM PARTICIPATION %                    40%
         MAXIMUM PARTICIPATION %                    50%
         PROGRAM ADMINISTRATOR AUTHORITY    $2,500,000*
         MINIMUM ATTACHMENT                 $1,000,000
         MINIMUM PREMIUM                    $   50,000
COVERAGE APPROACH: EXCESS OF LOSS
         PROGRAM ADMINISTRATOR AUTHORITY    $2,500,000*
         MINIMUM ATTACHMENT                 $1,000,000
         MINIMUM PREMIUM                    $   50,000

*  $5,000,000 limit available for habitational risks with low cat exposure.

TYPE 2: NON-SURPLUS LINES PROPERTY RISKS

     EXAMPLES: Including but not limited to airports, hospitals, electronics
               (no chip fabricators), bio-tech, Fortune 2500 -> 1000.

Program Administrator authority specifically excludes railroad risks and casinos.

COVERAGE APPROACH: QUOTA-SHARE
         MINIMUM PARTICIPATION %                    40%
         MAXIMUM PARTICIPATION %                    50%
         PROGRAM ADMINISTRATOR AUTHORITY    $2,500,000
         MINIMUM ATTACHMENT                 $1,000,000
         MINIMUM PREMIUM                    $   25,000
COVERAGE APPROACH: EXCESS OF LOSS
         PROGRAM ADMINISTRATOR AUTHORITY    $2,500,000
         MINIMUM ATTACHMENT                 $1,000,000
         MINIMUM PREMIUM                    $   25,000

SPECIFIC DEDUCTIBLE RULES FOR QUOTA-SHARE: in addition to the above guidelines, the program administrator will apply the Company's specific deductible forms provided by the Company to the Program Administrator for earthquake, flood, windstorm and habitational business.

Rider A to come

CASUALTY

SEGMENT: TECHNOLOGY E&O - MEDIUM HAZARD

      EXAMPLES: Including but not limited to custom software developers and system integrators with average contract size less than $5,000,000 and overall consulting exposure less than 20% of sales.

MAXIMUM ANNUAL REVENUE:  $700 MILLION

COVERAGE APPROACH: QUOTA-SHARE
        MINIMUM PARTICIPATION                         33.3% (1/3)
        MAXIMUM PARTICIPATION                                 50%
PROGRAM ADMINISTRATOR AUTHORITY             $          5,000,000
        MINIMUM ATTACHMENT                  $          1,000,000
        MINIMUM PREMIUM                     $6,000 PER MILLION /
                                            $  30,000 PER POLICY

COVERAGE APPROACH: EXCESS OF LOSS
        PROGRAM ADMINISTRATOR AUTHORITY     $          5,000,000
        MINIMUM ATTACHMENT                  $          5,000,000
        MINIMUM PREMIUM                     $6,000 PER MILLION /
                                            $  30,000 PER POLICY
        MINIMUM PREMIUM AS % OF
        PRECEDING EQUAL LAYER                                 60%

SEGMENT: TECHNOLOGY E&O - HIGH HAZARD

     EXAMPLES:  Including but not limited to Business to Customer ecommerce platforms and solutions. Typically, but not always, consulting is greater than 50% of sales or average contract size is greater than $10,000,000.

MAXIMUM ANNUAL REVENUE: $700 MILLION

      COVERAGE APPROACH: QUOTA-SHARE

MINIMUM PARTICIPATION                              40%
MAXIMUM PARTICIPATION                              50%
PROGRAM ADMINISTRATOR AUTHORITY  $          5,000,000
MINIMUM ATTACHMENT               $          1,000,000
MINIMUM PREMIUM                  $6,000 PER MILLION /
                                 $  30,000 PER POLICY

      COVERAGE APPROACH: EXCESS OF LOSS

PROGRAM ADMINISTRATOR AUTHORITY  $          5,000,000
MINIMUM ATTACHMENT               $          5,000,000
MINIMUM PREMIUM                  $6,000 PER MILLION /
                                 $  30,000 PER POLICY
MINIMUM PREMIUM AS % OF
PRECEDING EQUAL LAYER                              60%

SEGMENT: LEISURE RISKS

      EXAMPLES: Including but not limited to stadiums, sports teams, casinos, hotels

MAXIMUM ANNUAL REVENUE:  $700 MILLION

      COVERAGE APPROACH: QUOTA-SHARE

MINIMUM PARTICIPATION                              40%
MAXIMUM PARTICIPATION                              50%
PROGRAM ADMINISTRATOR AUTHORITY  $         10,000,000
MINIMUM ATTACHMENT               $          1,000,000
MINIMUM PREMIUM                  $6,000 PER MILLION /
                                 $  30,000 PER POLICY

      COVERAGE APPROACH: EXCESS OF LOSS

PROGRAM ADMINISTRATOR AUTHORITY  $         10,000,000
MINIMUM ATTACHMENT               $         10,000,000
MINIMUM PREMIUM                  $3,000 PER MILLION /
                                 $  30,000 PER POLICY
MINIMUM PREMIUM AS % OF
 PRECEDING EQUAL LAYER                             60%

SEGMENT: TRANSPORTATION

      EXAMPLES: Including but not limited to truckers, including long haul trucking

MAXIMUM FLEET:  300 TRUCKS

      COVERAGE APPROACH: QUOTA-SHARE

MINIMUM PARTICIPATION                               40%
MAXIMUM PARTICIPATION                               50%
PROGRAM ADMINISTRATOR AUTHORITY  $           2,500,000
MINIMUM ATTACHMENT               $           5,000,000
MINIMUM PREMIUM                  $15,000 PER MILLION /
                                 $   30,000 PER POLICY

SEGMENT: PRODUCTS

      EXAMPLES: Including but not limited to single injury / person severity
                (mostly manufacturing / industrial equipment), up to $15,000,000 combined line

MAXIMUM ANNUAL REVENUE: $700 MILLION

      COVERAGE APPROACH: QUOTA-SHARE

MINIMUM PARTICIPATION                              40%
MAXIMUM PARTICIPATION                              50%
PROGRAM ADMINISTRATOR AUTHORITY  $         10,000,000
MINIMUM ATTACHMENT               $          1,000,000
MINIMUM PREMIUM                  $6,000 PER MILLION /
                                 $  30,000 PER POLICY

      COVERAGE APPROACH: EXCESS OF LOSS

PROGRAM ADMINISTRATOR AUTHORITY  $         10,000,000
MINIMUM ATTACHMENT               $         10,000,000
MINIMUM PREMIUM                  $3,000 PER MILLION /
                                 $  30,000 PER POLICY
MINIMUM PREMIUM AS % OF
PRECEDING EQUAL LAYER                              60%

SEGMENT: ENERGY

      EXAMPLES: Including but not limited to independent power producers, mining

MAXIMUM ANNUAL REVENUE:  $700 MILLION

      COVERAGE APPROACH: QUOTA-SHARE

MINIMUM PARTICIPATION                              40%
MAXIMUM PARTICIPATION                              50%
PROGRAM ADMINISTRATOR AUTHORITY  $         10,000,000
MINIMUM ATTACHMENT               $          1,000,000
MINIMUM PREMIUM                  $5,000 PER MILLION /
                                 $  30,000 PER POLICY

      COVERAGE APPROACH: EXCESS OF LOSS

PROGRAM ADMINISTRATOR AUTHORITY  $         10,000,000
MINIMUM ATTACHMENT               $         10,000,000
MINIMUM PREMIUM                  $3,000 PER MILLION /
                                 $  30,000 PER POLICY
MINIMUM PREMIUM AS % OF
PRECEDING EQUAL LAYER                              60%

SEGMENT: ALL OTHER CASUALTY

MAXIMUM ANNUAL REVENUE:  $700 MILLION

      COVERAGE APPROACH: QUOTA-SHARE

MINIMUM PARTICIPATION                              40%
MAXIMUM PARTICIPATION                              50%
PROGRAM ADMINISTRATOR AUTHORITY  $         10,000,000
MINIMUM ATTACHMENT               $          1,000,000
MINIMUM PREMIUM                  $5,000 PER MILLION /
                                 $  30,000 PER POLICY

      COVERAGE APPROACH: EXCESS OF LOSS

PROGRAM ADMINISTRATOR AUTHORITY  $         10,000,000
MINIMUM ATTACHMENT               $         10,000,000
MINIMUM PREMIUM                  $3,000 PER MILLION /
                                 $  30,000 PER POLICY
MINIMUM PREMIUM AS % OF
PRECEDING EQUAL LAYER                              60%

SPECIALTY
PRODUCT:    D&O

            SEGMENT: Financial institutions, telecommunications, retail, pharmaceutical, oil / gas, hi-tech / bio-tech

MAXIMUM MARKET CAP:      UNDER $5 BILLION
MAXIMUM ANNUAL REVENUE:  $700 MILLION

            LAYERS ATTACHING BELOW $25 MILLION: EXCESS OF LOSS ONLY

PROGRAM ADMINISTRATOR AUTHORITY  $          10,000,000
MINIMUM ATTACHMENT               $          10,000,000
MINIMUM PREMIUM                  $10,000 PER MILLION /
                                 $  100,000 PER POLICY
MINIMUM PREMIUM AS % OF
PRECEDING EQUAL LAYER                              70%

            LAYERS ATTACHING ABOVE $25 MILLION: EXCESS OF LOSS

PROGRAM ADMINISTRATOR AUTHORITY  $         10,000,000
MINIMUM ATTACHMENT               $         25,000,000
MINIMUM PREMIUM                  $7,500 PER MILLION /
                                 $  75,000 PER POLICY
MINIMUM PREMIUM AS % OF
PRECEDING EQUAL LAYER                              70%

            LAYERS ATTACHING ABOVE $25 MILLION: QUOTA-SHARE

MINIMUM PARTICIPATION                              40%
MAXIMUM PARTICIPATION                              50%
PROGRAM ADMINISTRATOR AUTHORITY  $         10,000,000
MINIMUM ATTACHMENT               $         25,000,000
MINIMUM PREMIUM                  $7,500 PER MILLION /
                                 $  75,000 PER POLICY

PRODUCT: EPL

      SEGMENT: Midsize employers

MAXIMUM MARKET CAPITALIZATION:   UNDER $5 BILLION
MAXIMUM ANNUAL REVENUE:          $700 MILLION

      LAYERS ATTACHING BELOW $25 MILLION: EXCESS OF LOSS ONLY

PROGRAM ADMINISTRATOR AUTHORITY  $         10,000,000
MINIMUM ATTACHMENT               $         10,000,000
MINIMUM PREMIUM                  $7,500 PER MILLION /
                                 $  75,000 PER POLICY
MINIMUM PREMIUM AS % OF
PRECEDING EQUAL LAYER                              70%

      LAYERS ATTACHING ABOVE $25 MILLION: EXCESS OF LOSS

PROGRAM ADMINISTRATOR AUTHORITY  $         10,000,000
MINIMUM ATTACHMENT               $         25,000,000
MINIMUM PREMIUM                  $7,500 PER MILLION /
                                 $  75,000 PER POLICY
MINIMUM PREMIUM AS % OF
PRECEDING EQUAL LAYER                              70%

      LAYERS ATTACHING ABOVE $25 MILLION: QUOTA-SHARE

MINIMUM PARTICIPATION                              40%
MAXIMUM PARTICIPATION                              50%
PROGRAM ADMINISTRATOR AUTHORITY  $         10,000,000
MINIMUM ATTACHMENT               $         25,000,000
MINIMUM PREMIUM                  $7,500 PER MILLION /
                                 $  75,000 PER POLICY

                                    EXHIBIT B
                             INSURANCE REQUIREMENTS

The Program Administrator certifies that it has insurance coverage inforce, meeting the following requirements:

Fidelity Bond                 $1,000,000
Errors / Omissions Liability  $1,000,000 per event, $1,000,000 aggregate